Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify that (i) the Form 10-Q for the quarter ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended June 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: August 12, 2010	By:	/s/ Margaret A. Meister
Margaret A. Meister
Executive Vice President and Chief Financial Officer